                                                                     EXHIBIT 4.2

                       Restricted Stock Award Agreement
                       --------------------------------
                                     Under
                                     -----
               Heller Financial, Inc. 1998 Stock Incentive Plan
               ------------------------------------------------


     This Restricted Stock Award Agreement (the "Agreement") is entered into this __ day of May, 1998 (the "Effective Date") between Heller Financial, Inc. (the "Company") and _ (the "Participant"). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Heller Financial, Inc. 1998 Stock Incentive Plan (the "Plan").

     The Plan provides for the grant of restricted stock to key employees of the Company or its Subsidiaries as approved by the Committee. In exercise of its discretion under the Plan, the Committee has determined that the Participant should receive a restricted stock award under the Plan and, accordingly, the Company and the Participant hereby agree as follows:

1. Grant. The Company hereby grants to the Participant a Restricted Stock Award (the "Award") of _ shares of Class A Common Stock, $0.25 par value, of the Company ("Common Stock"). The Award will be subject to the terms and conditions of the Plan and this Agreement. The Award constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of shares of Common Stock (known as "Restricted Shares" or "Shares").

2. Stock Certificates. Certificates for the Restricted Shares will be issued in the Participant's name and will be held by the Secretary of the Company until: (i) the Shares are forfeited; or (ii) the Shares vest. The Certificates will be distributed to the Participant or, if applicable, his or her beneficiary, in accordance with Section 5 below.

3. Rights as Stockholder. On and after the Effective Date, and except to the extent provided in Section 9 below, the Participant will be entitled to all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends and other distributions payable with respect to the Restricted Shares.

4.   Vesting; Effect of Termination of Employment.  Subject to the provisions of
     Article 14 of the Plan, the Participant's Restricted Shares will become vested on the earliest of:

     (a) January 1, 2001, if (i) the Participant is continuously employed by the Company or an Affiliate from the Effective Date until that date and (ii) the Company has experienced an average growth in its annual Net Income applicable to Common Stock of 13.5% over the three calendar years preceding that date;

     (b) January 1, 2004, if the Participant has been continuously employed by the Company or an Affiliate from the Effective Date until that date; and

     (c) the date the Participant's employment with the Company and all Affiliates is terminated on account of the Participant's death or Disability.

     If the Participant terminates employment with the Company and all Affiliates for a reason other than death or Disability, and before any of his or her Restricted Shares have become vested under this Agreement, the Participant's Restricted Shares that have not become vested will be forfeited on and after the effective date of the termination. Neither the Company nor any Subsidiary will have any further obligations to the Participant under this Agreement if the Participant's Restricted Shares are forfeited.

     For purposes of this Agreement:

     (a) "Net Income" means net income as reported in the Company's annual audited financial statements.

     (b) "Disability" means long-term disability as defined under the long-term disability plan of the Company or a Subsidiary that covers the Participant, or, if the Participant is not covered by a long-term disability plan sponsored by the Company or a Subsidiary, the Participant's inability to engage in any substantial gainful activity by reason of any medically-determined physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. The Committee will determine whether a Participant terminates employment on account of Disability, and may require proof of Disability in such form and manner as it deems appropriate. The Committee's interpretation will be final and binding.

5. Terms and Conditions of Distribution. Certificates for Restricted Shares will be distributed as soon as practicable after they vest. If the Participant dies, either before or after termination of employment, before his or her vested Restricted Shares have been distributed, certificates for the Shares will be distributed to the beneficiary or beneficiaries he or she designated, in the proportions he or she specified. To be effective, a beneficiary designation must be made in writing. If the Participant failed to designate a beneficiary or beneficiaries, certificates for the Shares will be distributed to the Participant's personal representative. Certificates for the Shares will be distributed no later than six months after the Participant's death.

     Distribution will not be made before the first date the Restricted Shares may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, the Company and the Committee may rely upon information reasonably available to them or upon representations of the Participant's legal or personal representative.

6. Legend on Stock Certificates. The Company may require that certificates of Common Stock distributed to the Participant pursuant to this Agreement bear the following legend, or another legend that counsel to the Company believes is desirable to facilitate compliance with applicable securities laws:

          The securities represented by this certificate may not be sold or transferred unless they have first been registered under the Securities Act of 1933, as amended, or unless counsel satisfactory to Heller

          Financial, Inc. has given an opinion that registration under such Act is not required.

7. Delivery of Certificates. Despite the provisions of Section 4, the Company is not required to issue or deliver any certificates for shares of Common Stock before completing the steps necessary to comply with applicable federal and state securities laws (including any registration requirements) and applicable stock exchange rules and practices. The Company will use commercially reasonable efforts to cause compliance with those laws, rules and practices.

8. No Right to Employment. Nothing in the Plan or this Agreement will be construed as creating any right in the Participant to continued employment, or as altering or amending the existing terms and conditions of employment of the Participant.

9. Nontransferability. No interest of the Participant or any beneficiary in or under this Agreement will be assignable or transferable by voluntary or involuntary act or by operation of law, other than by testamentary bequest or devise or the laws of descent or distribution. All rights of the Participant and his or her beneficiary in and under this Agreement will be wholly inalienable and beyond the power of any person to anticipate or in any way create a lien or encumbrance upon them. Distribution of Restricted Shares will be made only to the Participant; or, if the Committee has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant's personal representative; or, if the Participant is deceased, to the beneficiaries or personal representative that have been designated by the Participant in the manner required by the Committee. The Committee may require personal receipts or endorsements of a Participant's personal representative or beneficiaries. Any effort to assign or transfer a right under this Agreement in contravention of this
     Section 9 will be wholly ineffective, and will be grounds for termination by the Committee of all rights of the Participant and his or her beneficiary in and under this Agreement.

10. Withholding. As a condition precedent to distributing the Restricted Shares, the Company may require the Participant or beneficiary to pay it the amount it or a Subsidiary is required to withhold for federal, state or local taxes. The amount to be withheld may be effected by the Employee's agreeing that a portion of the Restricted Shares to which he or she would otherwise be entitled shall be returned to the Company or a Subsidiary.

11. Administration. The Committee administers the Plan. The Participant's rights under this Agreement are expressly subject to the terms and conditions of the Plan, including continued shareholder approval of the Plan, and to any guidelines the Committee adopts from time to time. The Participant hereby acknowledges receipt of a copy of the Plan.

12. Interpretation. Any interpretation by the Committee of the terms and conditions of the Plan, this Agreement or any guidelines adopted as described in Section 11 will be final. This Agreement will be governed by and construed under the laws of the State of Delaware.

13. Sole Agreement. This Agreement is the entire Agreement between the parties to it, and any and all prior oral and written representations are merged in this Agreement. This Agreement may be amended only by written agreement between the Participant and the Company.

     In Witness Whereof, the Company and the Participant have duly executed this Agreement as of the day and year first above written.

                              Heller Financial, Inc.

                              By:
                                 _______________________________________
                              Its:
                                  ______________________________________








                              __________________________________________
                                      (Participant's Signature)

                   Special Restricted Stock Award Agreement
                   ----------------------------------------
                                     Under
                                     -----
               Heller Financial, Inc. 1998 Stock Incentive Plan
               ------------------------------------------------

     This Special Restricted Stock Award Agreement (the "Agreement") is entered into this __ day of May, 1998 (the "Effective Date") between Heller Financial, Inc. (the "Company") and _ (the "Participant"). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Heller Financial, Inc. 1998 Stock Incentive Plan (the "Plan").

     The Plan provides for the grant of restricted stock to key employees of the Company or its Subsidiaries as approved by the Committee. In exercise of its discretion under the Plan, the Committee has determined that the Participant should receive a restricted stock award under the Plan and, accordingly, the Company and the Participant hereby agree as follows:

1. Grant. The Company hereby grants to the Participant a Special Restricted Stock Award (the "Award") of _ shares of Class A Common Stock, $0.25 par value, of the Company ("Common Stock"). The Award will be subject to the terms and conditions of the Plan and this Agreement. The Award constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of shares of Common Stock (known as "Special Restricted Shares" or "Shares").

2. Stock Certificates. Certificates for the Special Restricted Shares will be issued in the Participant's name and will be held by the Secretary of the Company until: (i) the Shares are forfeited; or (ii) the Shares vest. The Certificates will be distributed to the Participant or, if applicable, his or her beneficiary, in accordance with Section 5 below.

3. Rights as Stockholder. On and after the Effective Date, and except to the extent provided in Section 9 below, the Participant will be entitled to all of the rights of a stockholder with respect to the Special Restricted Shares, including the right to vote the Shares and to receive dividends and other distributions payable with respect to the Shares.

4.   Vesting; Effect of Termination of Employment.  Subject to the provisions of
     Article 14 of Plan, the Participant's Special Restricted Shares will become vested on the earliest of:

     (a) January 1, 2001, if (i) the Participant is continuously employed by the Company or an Affiliate from the Effective Date until that date and (ii) the Company has experienced an average growth in its annual Net Income applicable to Common Stock of 16.5% over the three calendar years preceding that date;

     (b) January 1, 2004, if the Participant has been continuously employed by the Company or an Affiliate from the Effective Date until that date; and

     (c) the date the Participant's employment with the Company and all Affiliates is terminated on account of the Participant's death or Disability.

     If the Participant terminates employment with the Company and all Affiliates for a reason other than death or Disability, and before any of his or her Special Restricted Shares have become vested under this Agreement, the Participant's Special Restricted Shares that have not become vested will be forfeited on and after the effective date of the termination. Neither the Company nor any Subsidiary will have any further obligations to the Participant under this Agreement if the Participant's Special Restricted Shares are forfeited.

     For purposes of this Agreement:

     (a) "Net Income" means net income as reported in the Company's annual audited financial statements.

     (b) "Disability" means long-term disability as defined under the long-term disability plan of the Company or a Subsidiary that covers the Participant, or, if the Participant is not covered by a long-term disability plan sponsored by the Company or a Subsidiary, the Participant's inability to engage in any substantial gainful activity by reason of any medically-determined physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. The Committee will determine whether a Participant terminates employment on account of Disability, and may require proof of Disability in such form and manner as it deems appropriate. The Committee's interpretation will be final and binding.

5. Terms and Conditions of Distribution. Certificates for Special Restricted Shares will be distributed as soon as practicable after they vest. If the Participant dies, either before or after termination of employment, before his or her vested Special Restricted Shares have been distributed, certificates for the Shares will be distributed to the beneficiary or beneficiaries he or she designated, in the proportions he or she specified. To be effective, a beneficiary designation must be made in writing. If the Participant failed to designate a beneficiary or beneficiaries, certificates for the Shares will be distributed to the Participant's personal representative. Certificates for the Shares will be distributed no later than six months after the Participant's death.

     Distribution will not be made before the first date the Special Restricted Shares may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, the Company and the Committee may rely upon information reasonably available to them or upon representations of the Participant's legal or personal representative.

6. Legend on Stock Certificates. The Company may require that certificates of Common Stock distributed to the Participant pursuant to this Agreement bear the following legend, or another legend that counsel to the Company believes is desirable to facilitate compliance with applicable securities laws:

          The securities represented by this certificate may not be sold or transferred unless they have first been registered under the Securities Act of 1933, as amended, or unless counsel satisfactory to Heller Financial, Inc. has given an opinion that registration under such Act is not required.

7. Delivery of Certificates. Despite the provisions of Section 4, the Company is not required to issue or deliver any certificates for shares of Common Stock before completing the steps necessary to comply with applicable federal and state securities laws (including any registration requirements) and applicable stock exchange rules and practices. The Company will use commercially reasonable efforts to cause compliance with those laws, rules and practices.

8. No Right to Employment. Nothing in the Plan or this Agreement will be construed as creating any right in the Participant to continued employment, or as altering or amending the existing terms and conditions of employment of the Participant.

9. Nontransferability. No interest of the Participant or any beneficiary in or under this Agreement will be assignable or transferable by voluntary or involuntary act or by operation of law, other than by testamentary bequest or devise or the laws of descent or distribution. All rights of the Participant and his or her beneficiary in and under this Agreement will be wholly inalienable and beyond the power of any person to anticipate or in any way create a lien or encumbrance upon them. Distribution of Special Restricted Shares will be made only to the Participant; or, if the Committee has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant's personal representative; or, if the Participant is deceased, to the beneficiaries or personal representative that have been designated by the Participant in the manner required by the Committee. The Committee may require personal receipts or endorsements of a Participant's personal representative or beneficiaries. Any effort to assign or transfer a right under this Agreement in contravention of this Section 9 will be wholly ineffective, and will be grounds for termination by the Committee of all rights of the Participant and his or her beneficiary in and under this Agreement.

10. Withholding. As a condition precedent to distributing the Special Restricted Shares, the Company may require the Participant or beneficiary to pay it the amount it or a Subsidiary is required to withhold for federal, state or local taxes. The amount to be withheld may be effected by the Employee's agreeing that a portion of the Special Restricted Shares to which he or she would otherwise be entitled shall be returned to the Company or a Subsidiary.

11. Administration. The Committee administers the Plan. The Participant's rights under this Agreement are expressly subject to the terms and conditions of the Plan, including continued shareholder approval of the Plan, and to any guidelines the Committee adopts from time to time. The Participant hereby acknowledges receipt of a copy of the Plan.

12. Interpretation. Any interpretation by the Committee of the terms and conditions of the Plan, this Agreement or any guidelines adopted as described in Section 11 will be final. This Agreement will be governed by and construed under the laws of the State of Delaware.

13. Sole Agreement. This Agreement is the entire Agreement between the parties to it, and any and all prior oral and written representations are merged in this Agreement. This Agreement may be amended only by written agreement between the Participant and the Company.

     In Witness Whereof, the Company and the Participant have duly executed this Agreement as of the day and year first above written.

                              Heller Financial, Inc.


                              By:_______________________________________

                              Its:______________________________________










                              ___________________________________________
                                         (Participant's Signature)